SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): August 29, 2007
                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                  001-09097               31-1095548
(State or other jurisdiction     (Commission File No.)       (IRS Employer
 of incorporation                                          Identification No.)

    2875 Needmore Road, Dayton, Ohio                                 45414
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Events.

On August 30, 2007, REX Stores Corporation issued a press release reporting the consideration received for its interest in Millennium Ethanol, LLC and its second quarter earnings release date. The press release is filed as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
      (d) Exhibits. The following exhibits are filed with this report. 99 Press Release dated August 30, 2007


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             REX STORES CORPORATION



Date: August 30, 2007                     By:  /s/ DOUGLAS L. BRUGGEMAN
                                          ------------------------
                                          Name:  Douglas L. Bruggeman
                                          Title: Vice President-Finance,
                                                 Chief Financial Officer and
                                                 Treasurer



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                               [GRAPHIC OMITTED]

News Announcement                                For Immediate Release

For further information contact:

Douglas Bruggeman                                Joseph N. Jaffoni
Chief Financial Officer                          Jaffoni & Collins Incorporated
937/276-3931                                     212/835-8500 or rsc@jcir.com

              REX STORES REPORTS ON CONSIDERATION RECEIVED FOR ITS
                  INTEREST IN MILLENNIUM ETHANOL, LLC FOLLOWING
                    ACQUISITION BY U.S. BIOENERGY CORPORATION

             REX STORES TO REPORT FISCAL 2007 SECOND QUARTER RESULTS
               AND HOST CONFERENCE CALL AND WEBCAST ON SEPTEMBER 5

Dayton, Ohio (August 30, 2007) - REX Stores Corporation (NYSE: RSC) announced today that as a result of U.S. BioEnergy Corporation's (NASDAQ: USBE) acquisition of Millennium Ethanol, LLC, which was completed yesterday, REX received 3,693,858 shares of US BioEnergy common stock and approximately $4.8 million of cash as total consideration for its interest in Millennium Ethanol, LLC based upon the conversion of REX's $14 Million Convertible Secured Promissory Note, accrued interest and exercise of its Related Purchase Rights. US BioEnergy common shares closed at $10.34 on August 29, 2007.

REX Stores Corporation also reported that it will release financial results for the three-month period ended July 31, 2007 on Wednesday, September 5 before the market opens. The Company will also host a conference call and webcast that morning at 11:00 a.m. EDT.

Conference call:  212/231-6010.

Live Webcast:  Available via the Investor Relations page of www.rextv.com.

Replay: Available telephonically through 1:00 p.m. EDT on September 12, 2007 by dialing 800/633-8284 or 402/977-9140 (international callers). The access code for the audio replay is 21347687. A replay of the webcast will be available for 30 days at www.earnings.com.

We hope you will be able to join the conference call. For further information, or to receive future Company news announcements via email, please contact Joseph Jaffoni at 212/835-8500 or rsc@jcir.com.

                                     -more-


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REX STORES CORPORATION, 8/30/07                                          page 2

Over the past eight years, REX has been active in several synthetic fuel investments and in addition to Millennium, REX has agreements to participate in four ethanol entities. REX Stores Corporation is also a specialty retailer of consumer electronic products and appliances. As of April 30, 2007, the Company operated 164 retail stores in 35 states under the trade name "REX."

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as "may," "expect," "believe," "estimate," "anticipate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company's filings with the Securities and Exchange Commission and include among other things: risks and uncertainties relating to the acquisition of REX Stores' interest in Millennium Ethanol, LLC by U.S. BioEnergy Corporation including uncertainty of the financial performance of U.S. BioEnergy Corporation following completion of the transaction; fluctuations in the market prices and trading volumes of U.S. BioEnergy Corporation common stock; the highly competitive nature of the consumer electronics retailing industry, changes in the national or regional economies, weather, the effects of terrorism or acts of war on consumer spending patterns, the availability of certain products, technological changes, changes in real estate market conditions, new regulatory restrictions or tax law changes relating to the Company's synthetic fuel investments, the fluctuating amount of quarterly payments received by the Company with respect to sales of its partnership interest in a synthetic fuel investment, the potential for Section 29/45K tax credits to phase out based on the price of crude oil adjusted for inflation, and the uncertain amount of synthetic fuel production and resulting income received from time to time from the Company's synthetic fuel investments. As it relates to ethanol investments, risks and uncertainties include among other things: the uncertainty of constructing plants on time and on budget and the price volatility of corn, dried distiller grains, ethanol, gasoline and natural gas.


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